Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-85094 of Dominion Resources, Inc. on Form S-8 of our report dated December 15, 2004, appearing in this Annual Report on Form 11-K of the Thrift Plan of the Peoples Natural Gas Company for Employees Represented by the United Gas Workers Union, Local 69 - Division I, SEIU, AFL-CIO for the year ended June 30, 2004.

/s/ Deloitte & Touche LLP

Richmond, Virginia
December 20, 2004